Frontier Airlines Reports First Quarter 2023 Financial Results with Spring Break Outperforming Expectations
DENVER - May 3, 2023 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported results for the first quarter of 2023 and issued guidance for second quarter and full year 2023.
First Quarter 2023 Summary:
•Achieved total operating revenues of $848 million, a record for any first quarter in company history and 40 percent higher than the 2022 quarter, resulting in a 19 percent increase in revenue per available seat mile ("RASM") on 18 percent higher capacity compared to the 2022 quarter
•Generated ancillary revenue of $80 per passenger, $11 more per passenger than the 2022 quarter
•Utilization averaged 11.8 hours per day in March 2023
•Realized a pre-tax margin of (2.0) percent and an adjusted (non-GAAP) pre-tax margin of (1.9) percent
•Ended the quarter in a strong liquidity position with $790 million of unrestricted cash and cash equivalents
•Took delivery of six A321neo aircraft during the first quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 74 percent as of March 31, 2023, among the highest of all major U.S. carriers
•Generated 104 available seat miles ("ASM") per gallon, reaffirming Frontier's position as the most fuel-efficient of all major U.S. carriers and its ongoing commitment to being "America's Greenest Airline"
•Launched eight new routes, including five new routes from Phoenix, and announced 22 new routes to start the summer travel season, including significant expansion in Cleveland, San Francisco and Tampa
“Post-pandemic demand has increased due, in part, to work from home arrangements and flexible working schedules. We also see a change in passenger behavior with outsized demand on peak days and peak periods," commented Barry Biffle, President and CEO. "Having analyzed this new customer behavior, we are reshaping our capacity beginning in the second quarter to exploit this post-pandemic demand dynamic, and expect the changes to be fully deployed in the second half of 2023. We are excited about our planned network revisions and believe it will both reduce our execution risk through slightly lower total utilization while maximizing revenue and profits."
Mr. Biffle continued, "The operations performed well in the first quarter with utilization peaking in March at 11.8 hours. Ancillary revenue continued to grow, achieving an industry leading $80 per passenger in the first quarter, and we expect continued improvement through the year. While our overall capacity will be lower as a result of the shift to exploit the new demand dynamic, which will drive a corresponding unit cost impact, we believe our cost advantage of over $701 per passenger will widen further throughout the year, allowing Frontier to remain the lowest unit cost operator in the industry in spite of lower utilization on off-peak days and in off-peak periods. As a result, we are forecasting adjusted pre-tax margins in the range of 7 to 10 percent in the second quarter, our highest post-pandemic margin, further improving to 10 to 13 percent in the second half of 2023."

First Quarter 2023 Select Financial Highlights
The following is a summary of first quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended March 31,
	2023		2022
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$848	$848	$605	$605
Total operating expenses	$873	$872	$758	$747
Pre-tax income (loss)	$(17)	$(16)	$(161)	$(143)
Pre-tax income (loss) margin	(2.0)%	(1.9)%	(26.6)%	(23.6)%
Net income (loss)	$(13)	$(12)	$(121)	$(109)
Revenue Performance
Total operating revenue for the first quarter of 2023 was $848 million, a record for any first quarter in company history, driven by RASM growth of 19 percent on capacity growth of 18 percent, as compared to the 2022 quarter. The RASM increase was driven by a nine percentage-point increase in load factor to 82.8 percent and an 11 percent increase in revenue per passenger to $124, both compared to the 2022 quarter.
Ancillary revenue per passenger for the first quarter was $80, 15 percent higher than the 2022 quarter.
Cost Performance
Total operating expenses for the first quarter of 2023 were $873 million, including $1 million in employee retention costs associated with the Company's terminated combination with Spirit Airlines, Inc. ("Spirit"). Excluding this item, adjusted (non-GAAP) total operating expenses were $872 million, including $292 million of fuel expenses at an average cost of $3.45 per gallon. Adjusted (non-GAAP) total operating expenses (excluding fuel) were $580 million.
Cost per available seat mile ("CASM") was 9.95 cents in the first quarter of 2023, while adjusted (non-GAAP) CASM was 9.94 cents. CASM (excluding fuel), a non-GAAP measure, was 6.62 cents, while adjusted (non-GAAP) CASM (excluding fuel) was 6.61 cents, 8 percent lower than the 2022 quarter.
Earnings
Pre-tax loss for the first quarter of 2023 was $(17) million, or $(16) million on an adjusted (non-GAAP) basis excluding special items, reflecting a pre-tax margin of (2.0) percent and an adjusted (non-GAAP) pre-tax margin of (1.9) percent.
Net loss for the first quarter of 2023 was $(13) million, or $(12) million on an adjusted (non-GAAP) basis excluding special items.
Cash and Liquidity
Unrestricted cash and cash equivalents as of March 31, 2023 was $790 million.

Fleet
As of March 31, 2023, Frontier had a fleet of 125 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2023 and 2035.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	12	180 - 186
A321ceo	21	230
A321neo	10	240
Total fleet	125
Frontier is America's Greenest Airline measured by ASMs per fuel gallon consumed. During the first quarter of 2023, Frontier generated 104 ASMs per gallon. To learn more about Frontier's sustainability initiatives, visit www.flygreener.com.
Frontier took delivery of its six A321neo aircraft during the first quarter of 2023, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 74 percent as of March 31, 2023, among the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of March 31, 2023, approximately 70 percent of future committed aircraft deliveries, including direct leases, are for A321neo aircraft.
As of March 31, 2023, the Company had commitments for an additional 225 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft, 151 A321neo aircraft and another 7 A321neo aircraft through direct leases.
Airbus notified the Company of its intent to shift its remaining aircraft deliveries expected in 2023 by approximately one month, causing two incremental A321neo aircraft to shift into 2024 from 2023 in addition to the previous delays announced earlier this year. No net changes are expected in 2024.
In March 2023, the Company executed an agreement to extend by four years the lease terms on two A320ceo aircraft which otherwise were scheduled to terminate in the fourth quarter of 2023.

Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the SEC. Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
The Company is adapting its network to more closely align with recent trends which reflect a change in passenger behavior with outsized demand on peak days and peak periods. The network changes, once fully deployed in the second half of 2023, are expected to lower execution risk and maximize revenue and profits, while also resulting in a downward revision to full-year 2023 capacity plans. Accordingly, full-year capacity is anticipated to grow 19 to 22 percent over 2022, while second quarter capacity is expected to grow 22 percent to 24 percent over the 2022 quarter.
Fuel costs in the second quarter are expected to be $2.65 to $2.75 per gallon and $2.80 to $2.90 per gallon for full-year 2023 based on the blended fuel curve on April 24, 2023.
Adjusted (non-GAAP) total operating expenses (excluding fuel) for the second quarter are anticipated to be $645 to $665 million and $2,500 to $2,550 million for full-year 2023.
The effective tax rate for both the second quarter and full-year 2023 is estimated to be approximately 24 percent.
Adjusted (non-GAAP) pre-tax margin (excluding special items) in the second quarter is expected to be in the range of 7 percent to 10 percent, 10 percent to 13 percent in the second half of 2023 and 7 percent to 9 percent for full-year 2023.
The current forward guidance estimates are presented in the following table:

Second Quarter
2023(a)
Capacity growth (versus 2Q 2022)(b)	22% to 24%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$645 to $665
Average fuel cost per gallon(d)	$2.65 to $2.75
Effective tax rate	24%
Adjusted (non-GAAP) pre-tax margin	7% to 10%

	Second Half	Full Year
	2023(a)	2023(a)
Capacity growth (versus 2022)(b)		19% to 22%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)		$2,500 to $2,550
Average fuel cost per gallon(d)		$2.80 to $2.90
Effective tax rate		24%
Adjusted (non-GAAP) pre-tax margin	10% to 13%	7% to 9%
Pre-delivery deposits, net of refunds ($ millions)		$100 to $250
Other capital expenditures ($ millions)(e)		$130 to $150
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(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.

(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the post-pandemic recovery.
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on April 24, 2023 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)Other capital expenditures estimate includes capitalized heavy maintenance.

Conference Call
The Company will host a conference call to discuss first quarter 2023 results today, May 3, 2023, at 4:30 p.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company's website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 125 A320 family aircraft and has among the largest A320neo family fleet in the U.S. The use of these aircraft and Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With more than 220 new Airbus planes on order, including direct leases, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
End Notes
1Amount represents the change in adjusted (non-GAAP) CASM + net interest stage length adjusted to 1,000 miles between Frontier Airlines and the weighted industry average converted to the implied expense based on ASMs in the respective comparison period divided by passengers in the respective comparison period. The industry average is comprised of Allegiant Air, Spirit Airlines, Alaska Airlines, Hawaiian Airlines, JetBlue, Southwest Airlines, Delta Airlines, United Airlines and American Airlines. Amount excludes non-airline costs for JetBlue and Allegiant Air and costs associated with Delta Airline’s third party refinery and includes profit sharing costs for Southwest Airlines, United Airlines and Delta Airlines along with third-party business expenses for United Airlines and employee recognition bonus costs for Allegiant Air and other non-operating costs for the industry.

Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; the Company's ability to attract and retain qualified personnel at reasonable costs; the potential future impacts of the COVID-19 pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except for per share amounts)

	Three Months Ended March 31,		Percent Change
	2023	2022	2023 vs. 2022
Operating revenues:
Passenger	$830	$588	41%
Other	18	17	6%
Total operating revenues	848	605	40%

Operating expenses:
Aircraft fuel	292	215	36%
Salaries, wages and benefits	203	172	18%
Aircraft rent	131	128	2%
Station operations	124	105	18%
Sales and marketing	40	32	25%
Maintenance, materials and repairs	45	34	32%
Depreciation and amortization	11	13	(15)%
Transaction and merger-related costs	1	11	(91)%
Other operating	26	48	(46)%
Total operating expenses	873	758	15%
Operating income (loss)	(25)	(153)	(84)%
Other income (expense):
Interest expense	(6)	(9)	(33)%
Capitalized interest	6	1	500%
Interest income and other	8	—	N/M
Total other income (expense)	8	(8)	N/M
Income (loss) before income taxes	(17)	(161)	(89)%
Income tax expense (benefit)	(4)	(40)	(90)%
Net income (loss)	$(13)	$(121)	(89)%
Earnings (loss) per share:
Basic (a)	$(0.06)	$(0.56)	(89)%
Diluted (a)	$(0.06)	$(0.56)	(89)%

Weighted average shares outstanding:
Basic (a)	218	217	—%
Diluted (a)	218	217	—%
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N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 7.3 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended March 31,		Percent Change
	2023	2022	2023 vs. 2022
Available seat miles (ASMs) (millions)	8,775	7,442	18%
Departures	42,712	38,584	11%
Average stage length (miles)	1,053	995	6%
Block hours	122,970	106,537	15%
Average aircraft in service	121	110	10%
Aircraft – end of period	125	112	12%
Average daily aircraft utilization (hours)	11.3	10.8	5%
Passengers (thousands)	6,826	5,428	26%
Average seats per departure	195	193	1%
Revenue passenger miles (RPMs) (millions)	7,262	5,524	31%
Load Factor	82.8%	74.2%	8.6 pts
Fare revenue per passenger ($)	44.33	42.20	5%
Non-fare passenger revenue per passenger ($)	77.25	66.18	17%
Other revenue per passenger ($)	2.70	3.10	(13)%
Total ancillary revenue per passenger ($)	79.95	69.28	15%
Total revenue per passenger ($)	124.28	111.48	11%
Total revenue per available seat mile (RASM) (¢)	9.67	8.13	19%
Cost per available seat mile (CASM) (¢)	9.95	10.19	(2)%
CASM (excluding fuel) (¢)	6.62	7.30	(9)%
CASM + net interest (¢)	9.86	10.29	(4)%
Adjusted CASM (¢)	9.94	10.04	(1)%
Adjusted CASM (excluding fuel) (¢)	6.61	7.15	(8)%
Adjusted CASM + net interest (¢)	9.85	10.05	(2)%
Fuel cost per gallon ($)	3.45	2.99	15%
Fuel gallons consumed (thousands)	84,587	71,993	17%
Full-time equivalent employees (FTEs)	6,587	5,545	19%

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss), as reported	$(13)	$(121)

Non-GAAP Adjustments:
Other operating expenses
Transaction and merger-related costs(a)	1	11
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(b)	—	7
Pre-tax impact	1	18
Tax benefit (expense), non-GAAP	—	(6)
Net income (loss) impact	1	12

Adjusted net income (loss), non-GAAP(c)	$(12)	$(109)

Income (loss) before income taxes, as reported	(17)	(161)
Pre-tax impact	1	18
Adjusted pre-tax income (loss), non-GAAP(c)	$(16)	$(143)
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(a)For the three months ended March 31, 2023, adjustments represent $1 million in employee retention costs related to the terminated merger with Spirit Airlines, Inc. within transaction and merger-related costs. For the three months ended March 31, 2022, adjustments represent $8 million in transaction costs, including banking, legal and accounting fees, and $3 million in employee retention costs incurred in connection with the transaction.
(b)On February 2, 2022, the Company repaid the loan under its facility with the U.S. Department of the Treasury, which resulted in a one-time write-off of the remaining $7 million in unamortized deferred financing costs. This amount is a component of interest expense.
(c)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are a useful indicator of its operating performance. Derivations of net income and pre-tax income are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2023	2022
Total operating expenses, as reported(a)	$873	$758
Transaction and merger-related costs	(1)	(11)
Adjusted total operating expenses, non-GAAP(b)	872	747
Aircraft fuel	(292)	(215)
Adjusted total operating expenses (excluding fuel), non-GAAP(b)	$580	$532

Total operating expenses, as reported	$873	$758
Aircraft fuel	(292)	(215)
Total operating expenses (excluding fuel)(b)	$581	$543
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$(13)	$(121)
Plus (minus):
Interest expense	6	9
Capitalized interest	(6)	(1)
Interest income and other	(8)	—
Income tax expense (benefit)	(4)	(40)
Depreciation and amortization	11	13
EBITDA(a)	(14)	(140)
Plus: Aircraft rent	131	128
EBITDAR(b)	$117	$(12)

EBITDA	$(14)	$(140)
Plus (minus)(c):
Transaction and merger-related costs	1	11
Adjusted EBITDA(a)	(13)	(129)
Plus: Aircraft rent	131	128
Adjusted EBITDAR(b)	$118	$(1)
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(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; EBITDA and adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; EBITDA and adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM and Adjusted CASM including net interest
(unaudited)

	Three Months Ended March 31,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.95		10.19
Aircraft fuel	(292)	(3.33)	(215)	(2.89)
CASM (excluding fuel)(c)		6.62		7.30
Transaction and merger-related costs	(1)	(0.01)	(11)	(0.15)
Adjusted CASM (excluding fuel)(c)		6.61		7.15
Aircraft fuel	292	3.33	215	2.89
Adjusted CASM(d)		9.94		10.04
Net interest expense (income)	(8)	(0.09)	8	0.10
CARES Act – write-off of deferred financing costs due to paydown of loan	—	—	(7)	(0.09)
Adjusted CASM + net interest(e)		9.85		10.05

CASM		9.95		10.19
Net interest expense (income)	(8)	(0.09)	8	0.10
CASM + net interest(e)		9.86		10.29
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Contacts:

Jennifer F. de la Cruz
Corporate Communications
Email: JenniferF.DeLaCruz@flyfrontier.com
Phone: 720.374.4207

David Erdman
Investor Relations
Email: David.Erdman@flyfrontier.com
Phone: 720.798.5886